Exhibit 10.25

Execution Version

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

This Convertible Note and Warrant Purchase Agreement (this “Agreement”) is made as of March 13, 2026 by and between Exyn Technologies, Inc., a Delaware corporation (the “Company”), and NCH Ventures, LLC (the “Holder”).

RECITALS

Whereas, in order to provide the Company with additional resources to conduct its business, the Holder desires to purchase a convertible promissory note and a warrant to purchase common stock from the Company, subject to the terms and conditions specified herein.

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Holder, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.	SALE AND ISSUANCE OF NOTE AND WARRANT.

1.1          Issuance of Note and Warrant. Subject to the terms and conditions of this Agreement, (a) the Company agrees to sell to the Holder, and the Holder agrees to purchase from the Company, a convertible promissory note in substantially the form attached hereto as Exhibit A (the “Note”) in the principal amount of $750,000 (the “Loan Amount”), and (b) the Company agrees to sell to the Holder, and the Holder agrees to purchase from the Company, a warrant in substantially the form attached hereto as Exhibit B to purchase the number of shares of Common Stock of the Company (“Common Stock”) as set forth in the warrant (the “Warrant”). The Note shall be convertible into, and the Warrant shall be exercisable for, such equity securities of the Company (collectively, the “Company Equity Securities”) as provided in the Note and the Warrant, as applicable. This Agreement, the Note, the Warrant and the Investor Rights Agreement (as defined below) are referred to collectively as the “Financing Documents.”

1.2          Acknowledgements Regarding Note and Warrant. The Company and the Holder, as a result of arm’s length bargaining, acknowledge and agree that: (i) Holder has not rendered any services to the Company in connection with this Agreement; (ii) the Note and Warrant issued to Holder, and the Company Equity Securities issuable upon conversion of Holder’s Note and/or upon exercise of the Warrant issued to Holder, are not being issued as compensation; (iii) the aggregate fair market value on the date hereof of the Note (together with the Warrant) issued to Holder is equal to the Loan Amount; and (iv) all tax returns and other information returns of each party relative to this Agreement, the Note and the Warrant shall consistently reflect the acknowledgements set forth in this Section 1.2.

2.	CLOSING.

2.1          Closing. The sale and purchase of the Note and the Warrant to the Holder will take place via electronic exchanges of signature pages (each of which is referred to as a “Closing”), at such time as the Company and the Holder shall agree.

2.2          Framework Agreement Amendment; Subordination Agreement. The Closing shall be conditioned on:

(a)          the execution of an amendment to that certain Framework Agreement, dated as of July 11, 2025 (the “Framework Agreement”), by and among Vegetation Assurance, Inc. (“Vegetation”), the Company, and solely for purposes of Section 6 of the Agreement, Neolync Holdings Ltd., pursuant to which the terms of the Framework Agreement for the benefit of Vegetation shall be extended into perpetuity, including exclusivity and the license for the Licensed Intellectual Property, including the Lidar Technology (as such terms are defined in the Framework Agreement) (the “Framework Agreement Amendment”); and

(b)          the execution and delivery of a subordination agreement, in form and substance acceptable to the Holder in its sole discretion, by and among the Company, the Holder and Western Alliance Bank.

2.3          Delivery. At the Closing: (i) the Holder shall deliver to the Company a check or wire transfer of immediately available funds (or a combination thereof) in the amount the Loan Amount; (ii) the Company shall issue and deliver to the Holder (A) a Note in favor of the Holder in a principal amount equal to the Loan Amount, and (B) a Warrant corresponding to such Note, (iii) the Company and the Holder shall execute and deliver the Investor Rights Agreement, in substantially the form attached hereto as Exhibit C (the “Investor Rights Agreement”), and (iv) the Company shall have delivered to the Holder a fully executed Framework Agreement Amendment.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Holder as of the Closing, as follows:

3.1          Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and corporate authority required (a) to carry on its business as presently conducted and as presently proposed to be conducted, and (b) to execute, deliver and perform its obligations under the Financing Documents. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition or results of operations of the Company or its subsidiaries, taken as a whole (a “Material Adverse Effect”).

3.2          Authorization. The Company has all requisite corporate power to issue the Note and the Warrant and to carry out and perform its obligations under each of the Financing Documents. The Company’s Board of Directors (the “Board”) has approved the issuance of the Note and the Warrant based upon a reasonable belief that the issuance of the Note and the Warrant is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation. All corporate action has been taken, or will be taken prior to the Closing, on the part of the Board and stockholders that is necessary for (a) the authorization, execution and delivery of the Financing Documents by the Company and (b) the performance by the Company of the obligations to be performed by the Company as of the date hereof under the Financing Documents. All action on the part of the officers of the Company necessary for the execution and delivery of the Financing Documents, and the performance of all obligations of the Company under the Financing Documents to be performed as of the Closing, has been taken or will be taken prior to the Closing. The Financing Documents, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Any Company Equity Securities issued upon the conversion of the Note and/or the exercise of the Warrant, when issued in compliance with the provisions of the Note or the Warrant (as applicable), will be validly issued, fully paid, nonassessable, free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

3.3          Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its certificate of incorporation (as may be amended or restated from time to time, the “Certificate”), or its bylaws (as may be amended or restated from time to time, the “Bylaws”), (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any material lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Financing Documents and the consummation of the transactions contemplated by the Financing Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

3.4          Governmental Consents and Filings. Assuming the accuracy of the representations made by the Holders in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, which have been made or will be made in a timely manner.

3.5          Litigation. There is no Action (as defined below) pending or, to the Company’s knowledge, currently threatened (a) against the Company which would reasonably be expected to have a Material Adverse Effect on the Company, (b) against any consultant, officer or director of the Company arising out of his or her consulting, employment or Board relationship with the Company which would reasonably be expected to have a Material Adverse Effect on the Company, or (c) that questions the validity of the Financing Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the Financing Documents. Neither the Company nor, to the Company’s knowledge, any of its consultants, officers, or directors (in their capacity as a service provider to the Company), is a party or is named as subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government body. There is no Action by the Company pending or that the Company intends to initiate. “Action” means any action, suit, proceeding, arbitration, mediation, complaint, claim, charge or, to the Company’s knowledge, investigation, in each case, before any court, arbitrator, mediator, or governmental body.

3.6	Intellectual Property.

(a)          The Company owns, or possesses sufficient legal rights to use, all Company Intellectual Property, without any conflict with, or infringement of, the rights of others. No product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. No Company Intellectual Property has been or is now involved in any interference, reissue, reexamination or opposition proceeding before any Governmental Entity, registration authority or other authority in any jurisdiction, excluding any office action or other form of preliminary or final refusal of registration in the ordinary course of business, or will be altered or impaired by the transactions contemplated herein. In all United States patents and patent applications included among the Company Intellectual Property, all of the relevant, material prior art known to the inventors and those involved in the prosecution has been brought to the attention of the United States Patent and Trademark Office.

(b)          To the best of the Company’s knowledge, no other person is infringing, misappropriating or making unlawful use of, and no patent, trademark, service mark, tradename, copyright, trade secret or other proprietary right or process of any other person infringes or conflicts with, any Company Intellectual Property. The Company has not received any notice to the effect that any patents or registered trademarks, service marks or registered copyrights held by the Company are invalid or not subsisting. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other person.

(c)          The Company has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Company Intellectual Property not otherwise protected by patents or patent applications.

(d)          The Company has not taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Intellectual Property that is material to the Company (including the failure to pay any filing, examination, issuance, post registration and maintenance fees, annuities and the like and the failure to disclose through fraud or inequitable conduct any known material prior art in connection with the prosecution of patent applications). The Company has taken reasonable steps in accordance with standard industry practices to protect its rights in its Company Intellectual Property.

(e)	For purposes of this Agreement:

(i)         “Company Intellectual Property” means all patents, patent applications, trademarks, registered and unregistered trademark applications, service marks, service mark applications, tradenames, logos, registered and unregistered copyrights, both in published and unpublished works trade secrets, know-how, domain names, mask works, information and proprietary rights and processes, research and development in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, compositions, specifications, methods, customer lists and contact numbers/addresses, business strategies, marketing plans and proposals, pricing and cost information, forecasts, testing procedures and testing results, all software, including all rights in source code, object code and databases and any similar or other intellectual property rights, the subject matter of any of the foregoing, any tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and in any and all such cases that are owned or used by or are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(ii)        “Governmental Entity” means any federal, state, local or foreign government or any court, arbitrational tribunal, administrative agency or commission or government authority acting under the authority of the federal or any state, local or foreign government.

3.7          No Material Adverse Effect. Since December 31, 2024, the Company has not experienced a Material Adverse Effect.

3.8          Offering. Assuming the accuracy of the representations and warranties of Holder contained in Section 4 of this Agreement, the offer, issuance, and sale of the Note, the Warrant, and the Company Equity Securities issued upon conversion or exercise thereof are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and will be registered or qualified (or exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

3.9          No “Bad Actor” Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) of the Securities Act is applicable. For purposes of this Agreement, the term “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any individual, corporation, partnership, trust, limited liability company, association, or other entity listed in the first paragraph of Rule 506(d)(1).

3.10        Material Liabilities. The Company has no liability or obligation, absolute or contingent (individually or in the aggregate), except (i) obligations and liabilities of less than $100,000 individually and less than $250,000 in the aggregate incurred after the date of incorporation in the ordinary course of business and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles.

3.11        Tax Returns and Payments. (i) There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid; (ii) there are no accrued and unpaid federal, state, county, local or foreign taxes of the Company which are due, whether or not assessed or disputed; and (iii) there have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no filing extensions or waivers of applicable statutes of limitations with respect to taxes for any tax period.

3.12        Disclosure. The Company has made available to Holder all the information reasonably available to the Company that the Holders have requested in writing for deciding whether to acquire Holder’s Note and any Warrant (including all due diligence requests of Holder and/or its counsel). No representation or warranty of the Company contained in this Agreement contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Holders, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

4.	REPRESENTATIONS AND WARRANTIES OF THE HOLDER.

The Holder hereby represents and warrants to the Company as of the Closing, as follows:

4.1          Authorization. Holder has full power and authority to enter into the Financing Documents to which it is a party. The Financing Documents to which it is a party, when executed and delivered by Holder, will constitute valid and legally binding obligations of Holder, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained in Holder’s Note or this Agreement, as applicable, may be limited by applicable federal or state securities laws.

4.2          Purchase Entirely for Own Account. This Agreement is made with Holder in reliance upon Holder’s representation to the Company, which by Holder’s execution of this Agreement, Holder hereby confirms, that Holder’s Note and any Warrant (if applicable), and the Company Equity Securities issuable upon conversion of such Note and exercise of any Warrant, will be acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Holder further represents that Holder does not presently have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to Holder’s Note or any Warrant, or the Company Equity Securities issuable upon conversion of such Note or exercise of any such Warrant.

4.3          No Solicitation. At no time was Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television, or other form of general advertising or solicitation in connection with the offer, sale, and purchase of Holder’s Note or any Warrant, or the Company Equity Securities issuable upon conversion of such Note or exercise of any such Warrant. Neither Holder, nor any of its officers, directors, employees, agents, stockholders, members, or partners, has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of Holder’s Note or any Warrant, or the Company Equity Securities issuable upon conversion of such Note or exercise of any such Warrant.

4.4          Receipt and Disclosure of Information. Holder has had an opportunity to ask questions and receive answers from the Company and its management regarding the terms and conditions of the offering of Holder’s Note and any Warrant, and the Company Equity Securities issuable upon conversion of such Note and exercise of any such Warrant, and the business, prospects, management, financial affairs, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense). The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Holders to rely thereon.

4.5          Investment Experience. Holder represents that it is a sophisticated investor and, if Holder is an entity, Holder represents that each of its shareholders and members is a sophisticated investor, in each case experienced in evaluating and investing in private placement transactions of securities of companies in similar stage of development as the Company and acknowledges that it can bear the economic risk of its investment for an indefinite period of time, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Holder’s Note and any Warrant, and the Company Equity Securities issuable upon conversion of such Note and exercise of any such Warrant.

4.6          Restricted Securities. Holder understands that Holder’s Note and any Warrant, and the Company Equity Securities issuable upon conversion of such Note and exercise of any such Warrant, have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Holder’s representations as expressed herein. Holder understands that Holder’s Note and any Warrant, and the Company Equity Securities issuable upon conversion of such Note and exercise of any such Warrant, are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Holder must hold Holder’s Note, any Warrant, and the Company Equity Securities issuable upon conversion of such Note and exercise of any such Warrant indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Holder acknowledges that the Company has no obligation to register or qualify Holder’s Note, any Warrant, or the Company Equity Securities issuable upon conversion of such Note or exercise of any such Warrant. Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements, including, but not limited to, the time and manner of sale, the holding period for Holder’s Note or any Warrant, or Company Equity Securities issuable upon conversion of such Note or exercise of any such Warrant, and on requirements relating to the Company which are outside of Holder’s control, and which the Company is under no obligation and may not be able to satisfy.

4.7          No Public Market. Holder understands that no public market now exists for Holder’s Note, any Warrant, or the Company Equity Securities issuable upon conversion of such Note or exercise of any such Warrant, and that the Company has made no assurances that a public market will ever exist for Holder’s Note, any Warrant, or the Company Equity Securities issuable upon conversion of such Note or exercise of any such Warrant.

4.8          No Liquidity. Holder has no immediate need for liquidity in connection with its investment in Holder’s Note, any Warrant, and the Company Equity Securities issuable upon conversion of such Note and exercise of any such Warrant, does not anticipate being required to sell Holder’s Note, any Warrant, or Company Equity Securities issuable upon conversion of such Note or exercise of any such Warrant in the foreseeable future, and has the capacity to sustain a complete loss of its investment in Holder’s Note, any Warrant, and the Company Equity Securities issuable upon conversion of such Note and exercise of any such Warrant.

4.9          Legends. Holder understands and agrees that Holder’s Note and any Warrant and the certificates evidencing the Company Equity Securities issuable upon conversion of such Note and exercise of any such Warrant will bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, the Certificate or the Bylaws, or any other agreement between the Company and Holder:

(a)          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT;

(b)          THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. AS A RESULT OF SUCH AGREEMENT, THESE SECURITIES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE COMPANY. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SECURITIES; and

(c)          Any legend required by the securities laws of any state to the extent such laws are applicable to Holder’s Note.

4.10        Accredited Investor. Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

5.	COVENANTS.

5.1          Covenants of the Company. So long as any amount of the principal under the Note remains unpaid or outstanding, the Company covenants that it will comply with the following provisions:

(a)          Use of Proceeds. The Company shall use the proceeds from the issuance of the Note and Warrant solely for the operations of its business and for working capital purposes, and not for any personal, family, or household purpose.

(b)          Debt Incurrence. The Company shall not, without the written consent of the Holder, create or issue any secured or unsecured debt or other similar obligations of the Company (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business, in an aggregate amount not to exceed $100,000).

(c)          Most Favored Nation Rights. If the Company issues any convertible indebtedness and/or other securities convertible into Company Equity Securities (the “Other Convertible Securities”), the Company shall promptly provide the Holder with written notice thereof (the “MFN Notice”) (and in any event within thirty (30) days) following the issuance of such Other Convertible Securities, together with a copy of all documentation relating to the Other Convertible Securities and, upon request of Holder, any additional information related to the Other Convertible Securities as may be reasonably requested by Holder. In the event the Holder determines that the terms of the Other Convertible Securities are preferable to the terms of the Note, Holder shall notify the Company in writing (such notice from Holder, the “Holder Notice”) within ten (10) business days following Holder’s receipt of the MFN Notice from the Company. Promptly following the receipt of the Holder Notice from the Holder (and in any event within thirty (30) days), the Company shall amend and restate the Note to include such preferable terms of such Other Convertible Securities (provided, that in no event shall the original principal amount and/or the then-accrued interest amount of the Note be amended (it being understood and agreed that the interest rate of the Note may be increased to match the interest rate provided for in any Other Convertible Securities for the period on and following the date of the Company first issued such Other Convertible Securities)).

6.	MISCELLANEOUS

6.1          Survival. Unless otherwise set forth in this Agreement, the representations, warranties and covenants of the Company and the Holder contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Holder or the Company.

6.2          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address or e-mail address as set forth on their respective signature page, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 6.2. If notice is given to the Company, it shall be sent to Exyn Technologies, Inc., 2118 Washington Avenue, Suite 1000, Philadelphia, PA 19146; Attention: Chief Executive Officer.

6.3          Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Nothing in this Section 6.3 shall permit the Holder to transfer or assign Holder’s Note, any Warrant, or Company Equity Securities acquired under this Agreement except as expressly provided herein or in the relevant Financing Documents.

6.4          Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the State of Delaware.

6.5          Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware located in New Castle County and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement and other Financing Documents, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement and other Financing Documents except in such courts, except as otherwise expressly provided in the Financing Documents, and except for actions to enforce in other jurisdictions, or appeals of, orders or judgments rendered by such courts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or other Financing Documents or the subject matter hereof or thereof may not be enforced in or by such court. Each of the parties to this Agreement also consents to personal jurisdiction for any equitable action or remedy sought in any of such courts having subject matter jurisdiction.

EACH PARTY HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION, AND/OR ANY SUIT, ACTION OR PROCEEDING, ARISING OUT OF OR BASED UPON THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT AND OTHER FINANCING DOCUMENTS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SUBSECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.6          Fees and Expenses. Each party to this Agreement shall bear its own expenses in connection with the transactions contemplated herein.

6.7          Attorneys’ Fees. The prevailing party in any suit, action or proceeding to enforce its rights under the Financing Documents shall be entitled to be paid by the non-prevailing party all costs and expenses incurred by such prevailing party in connection with such suit, action or proceeding, including all reasonable attorneys’ fees.

6.8          Amendments; Modifications; Waivers. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holder.

6.9          No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with the transactions contemplated under this Agreement. The Holder, severally but not jointly, agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Holder or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.10        Severability; Separability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court shall replace such illegal, void, or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the same economic, business, and other purposes of the illegal, void, or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its term. The Company’s agreement with the Holder is a separate agreement, and the sale of any Note(s) and/or any Warrant to the Holder is a separate sale. Any invalidity, illegality, or limitation on the enforceability of this Agreement or any part thereof, by the Holder whether arising by reason of the law of the respective Holder’s domicile or otherwise, shall in no way affect or impair the validity, legality, or enforceability of this Agreement with respect to any other Holder.

6.11        Entire Agreement. The Financing Documents constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between or among the parties are expressly canceled.

6.12        Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

6.13        Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine, or neutral, singular or plural, as the identity of the parties hereto may require.

6.14        Counterparts; “.pdf” copies. This Agreement may be executed in one or more counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one and the same instrument. “.pdf” copies of signed signature pages will be deemed binding originals.

6.15        Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.16        Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership, or other powers, all such other and additional instruments and documents and do all such other acts and things as may be reasonably necessary to carry out the full intent and purpose of this Agreement.

6.17        Confidential Information. The Holder hereby acknowledges and agrees that the terms of Section 3.5 of the Investor Rights Agreement shall apply with respect to any confidential information obtained from the Company pursuant to the terms of the Financing Documents.

6.18        Rules of Construction. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

[Signature pages immediately follow this page.]

In Witness Whereof, the parties have executed this Convertible Note and Warrant Purchase Agreement as of the respective dates set forth on the signature pages hereto.

COMPANY:

Exyn Technologies, Inc.

By:	/s/ Brandon Torres Declet
Name: Brandon Torres Declet
Title: Chairman and Chief Executive Officer

[Exyn Technologies, Inc. – Signature Page to Convertible Note and Warrant Purchase Agreement]

In Witness Whereof, the parties have executed this Convertible Note and Warrant Purchase Agreement as of the respective dates set forth on the signature pages hereto.

HOLDER:

NCH Ventures, LLC

By:	/s/ Leslie Kass
Name:	Leslie Kass
Title:	CEO

[Exyn Technologies, Inc. – Signature Page to Convertible Note and Warrant Purchase Agreement]

Exhibit A

Form Of Convertible Promissory Note

Exhibit B

Form Of Warrant

Exhibit C

Form Of Investor Rights Agreement